                                                                   EXHIBIT 12(b)

Jamie Skinner, Chief Executive Officer, and Laura F. Healy, Chief Financial Officer of The China Fund, Inc. (the "Fund"), each certify that:

1. This Form N-CSR filing for the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:    Jamie Skinner
       -----------------------------------------------
       Jamie Skinner
       Chief Executive Officer of The China Fund, Inc.

Date:  July 1, 2010

By:    Laura F. Healy
       -----------------------------------------------
       Laura F. Healy
       Chief Financial Officer of The China Fund, Inc.

Date:  July 1, 2010